Exhibit Filing Fees

CALCULATION OF FILING FEE TABLE

Form S-8
(Form Type)

Sportsman’s Warehouse Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.01 par value per share	Other	812,000(2)	$4.005(3)	$3,252,060	0.0001476	$480.00
Equity	Common stock, $0.01 par value per share	Other	800,000(4)	$3.40425(5)	$2,723,400	0.0001476	$401.97
Total Offering Amounts					$5,975,460		$881.97
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$881.97

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the common stock, par value $0.01 per share (the “Common Stock”) of Sportsman’s Warehouse Holdings, Inc. (the “Registrant”) that become issuable under the Registrant’s Amended and Restated 2019 Performance Plan (the “Amended 2019 Plan) and the Registrant’s Amended and Restated Employee Stock Purchase Plan (the “Amended ESPP”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s Common Stock, as applicable.

(2) Represents 812,000 additional shares of Common Stock reserved for issuance under the Amended 2019 Plan.

(3) Pursuant to Rule 457(h) under the Securities Act, the registration fee was computed on the basis of $4.005 per share, which is the average of the high and low selling prices per share of the Registrant’s Common Stock on June 4, 2024 as reported on the Nasdaq Global Market.

(4) Represents 800,000 additional shares of Common Stock reserved for issuance under the Amended ESPP.

(5) Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $3.40425 per share, which is the average of the high and low selling prices per share of the Registrant’s Common Stock on June 4, 2024 on the Nasdaq Global Market, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the Amended ESPP.